UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Jinmimi Network Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-4281128
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6G, West Building, Changxing Plaza Changxing Rd., Nanshan District Shenzhen, Guangdong, P.R. China	518051
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-156950 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Jinmimi Network, Inc., a Nevada corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 3.1 and 3.2 to this registration statement and are incorporated herein by reference.

The description of the Registrant’s common stock are set forth under the caption “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1 (File No. 333-156950), filed with the U.S. Securities and Exchange Commission on January 26, 2009 and declared effective on March 6, 2009.

Item 2.    Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the Registrant

* Incorporated herein by reference to the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-156950) on January 26, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized on this 28th day of June, 2010.

JINMIMI NETWORK INC.

Date: June 28, 2010	By:	/s/ Deng Zhang
	Name	Deng Zhang
	Title:	President, CEO and Chairman of the Board of Directors